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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 2000 included in this Form 10-K into the Company's previously filed registration statements on Form S-8 (File No.'s 333-22035, 333-17473 and 333-75767), Form S-4 (File No.'s 333-02671, 333-25471 and
333-88801) and Form S-3(File No.'s 33-5780 and 333-70691).









ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 2000